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                                                                   EXHIBIT 10.32

                   EXCLUSIVE CROSS MARKETING AGREEMENT BETWEEN
                            PETS.COM AND PETPLACE.COM

        This Exclusive Cross Marketing Agreement (this "Agreement") is made as of September, 17 1999 (the "Effective Date") by and between Pets.com, Inc., a California corporation with offices at 435 Brannan Street, Suite 100, San Francisco, CA 94107 ("Pets.com") and PetPlace.com, Inc., a Delaware corporation with offices at 71 Broadway, Suite 22A, New York, New York 10006 ("PetPlace.com") (each a "party" and collectively the "parties").

                                   BACKGROUND

Whereas, Pets.com owns and operates the Pets.com Site (as defined below) which markets and sells pet related goods to consumers;

Whereas, PetPlace.com owns and operates the PetPlace.com Site (as defined below) which provides on-line veterinary service; and

Whereas, the parties wish to enter into an exclusive relationship on the terms and conditions set forth herein. In consideration of the mutual promises contained herein, the parties hereby agree as follows:

                                    AGREEMENT

1.      DEFINITIONS.

        "Above the Fold" means the placement of an icon, Link or other content on a Page such that it is viewable on a computer screen at an 800 x 600 pixels resolution by a user without having to scroll down to view more of the Page.

        "Animal Main Pages" mean Pages within the Pets.com Site which are the entry point for products and information on an individual or group of animal species.

        "Content/Resource Area" means an area within the Pets.com Site which shall contain content and resources for animals and which shall not be more than two (2) clicks away from the Pets.com Home Page.

        "Home Page" means that Page of the web site which is designated as the initial end user interface for the web site.

        "Intellectual Property Rights" means all rights in and to trade secrets, patents, copyrights, trademarks, know-how, as well as moral rights and similar rights of any type under the laws of any governmental authority, domestic or foreign, including rights in and to all applications and registrations relating to any of the foregoing.

        "Launch Date" means the date on which the PetPlace.com Site shall be made available and accessible via the World Wide Web. The parties estimate that the Launch Date will occur on



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December 1, 1999. PetPlace.com shall provide Pets.com with regular monthly updates regarding the status of the Launch Date.

        "Link" means a URL hidden behind a formatting option that may take the form of a colored item of text (such as a URL description), logo or image, "button" or graphic box, and which allows a user to access Pages, web sites or other text within a Page. The technical implementation of the Links shall be mutually agreed by the parties.

        "Marks" of a party means such party's trademarks, trade names, service marks, service names, logos and other distinct brand elements that appear from time to time in such party's properties, ventures and services worldwide, together with any modifications to the foregoing made by such party during the term of this Agreement.

        "Online" means on the Internet or other online service or network.

        "Page" means a document on the Internet which may be viewed in its entirety without leaving the applicable distinct URL address.

        "Partners Page" means that Page on the web site which is designated to contain information about the strategic partners of that web site.

        "Pet Retail Company" means any web site, Online service, traditional retail store or other physical or virtual entity listed on Exhibit A, and any subsidiary or holding company of such entity. The parties will meet quarterly to discuss in good faith modifications or additions of this Exhibit A.

        "PetPlace.com Site" means the web site owned and operated by PetPlace.com, and currently having a URL at http://www.petplace.com, and any successor site thereof.

        "Pets.com Site" means the web site owned and operated by Pets.com, and currently having a URL at http://www.pets.com, and any successor site thereof.

        "Revenue" means the purchase price of any product of service (excluding sales or similar taxes and shipping, if applicable) less any returns of products previously sold.

2. PETS.COM SITE PLACEMENT. After the Launch Date and during the term, Pets.com shall provide the following placements on the Pets.com Site:

        2.1 HOME PAGE. Pets.com shall provide an Above the Fold Link (to be approved by both parties) on the Pets.com Home Page which links to the PetPlace.com Home Page.

        2.2 CONTENT/RESOURCE AREA. Pets.com shall provide the following placements in the Content/Resource Area:

               (a) Links on either a "Navigation Bar" or through a Link entitled "Learn more about medical care" (or similar language) to the PetPlace.com Site;


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               (b) Excerpted medical articles to be provided by Petplace.com which shall link to the full text of the article at the Petplace.com Site; and

               (c) Medical terms which contain a Link to the PetPlace.com Site.

        2.3 ANIMAL MAIN PAGES. Pets.com shall feature articles to be provided by PetPlace.com on its Animal Main Pages which shall contain a Link to the full text of the article at the PetPlace.com Site.

        2.4 PARTNERS PAGE. Pets.com shall provide a Link on its Partners Page which shall link to the PetPlace.com Home Page.

3. PETPLACE.COM SITE PLACEMENT. After the Launch Date and during the term, PetPlace.com shall provide the following placements on the PetPlace.com Site:

        3.1 HOME PAGE. PetPlace.com shall provide an Above the Fold Link (to be approved by both parties) on the Petplace.com Home Page which links to the Pets.com Home Page.

        3.2 BUY BUTTONS. Petplace.com shall provide "Buy Button" Links after every pet product recommendation on the PetPlace.com Site and a "Buy All" Link at the end of each article which shall link to either a Pets.com Page which describes the product or a Pets.com Page where the user can purchase the product.

        3.3 PARTNER PAGE. PetPlace.com shall develop a Page similar to Pets.com's Partner Page and shall include a Link on such Page which links to the Pets.com Home Page.

4. BANNER ADVERTISEMENTS. Pets.com shall have the right to purchase from PetPlace.com banner advertisements. The price, terms and placement of such banner advertisements to Pets.com [*]. In the event Pets.com were to sell banner advertisements on the Pets.com Site in the future, Pets.com agrees that the price, terms and placement of such banner advertisements to Petplace.com [shall be no less favorable than that offered by Pets.com to any other third party].

5.      REVENUE SHARING.

        5.1 PETS.COM. Beginning with the conclusion of the first calendar quarter after the Launch Date and for each quarter thereafter, Pets.com will, within thirty (30) days after the end of each quarter, pay PetPlace.com [*] percent ([*]%) of any Revenue received from the purchase of any goods or services (including any subscription of the same) from the Pets.com Site by a user who "clicked through" from the PetPlace.com Site and made a purchase before leaving the Pets.com Site by any means. In addition, Pets.com shall pay PetPlace.com a new customer bounty of $10 for any person who "clicked through" from the Petplace.com Site and made a purchase from the Pets.com Site before leaving the Pets.com Site by any means and who was not a previous customer of Pets.com.


[*] CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
    SEPARATELY WITH THE SEC.

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        5.2     PETPLACE.COM. Beginning with the conclusion of the calendar quarter after the Launch Date and for each quarter thereafter, Petplace.com will, within thirty (30) days after the end of each quarter, pay Pets.com [*] percent ([*]%) of any Revenue received from the purchase of any services or goods (including any subscription of the same) from the Petplace.com Site by a user who "clicked through" from the Pets.com Site and made a purchase before leaving the PetPlace.com Site by any means. In addition, PetPlace.com shall pay Pets.com a new customer bounty of $[*] for any person who "clicked through" from the Pets.com Site and made a purchase from the PetPlace.com Site before leaving the Petplace.com Site by any means and who was not a previous customer of Petplace.com.

        5.3 AUDIT RIGHTS. During the term of this Agreement and for one (1) year thereafter, either party, at its own expense, may cause an audit to be made of the other party's applicable records in order to verify the payments made pursuant to this Section 5 and prompt adjustment shall be made to compensate for any errors or omissions disclosed by such audit, provided that: i) such audit be made by an independent Certified Public Accountant of national standing reasonably acceptable to the audited party; ii) the auditor agrees to keep the results of the audit confidential; iii) the audit will be conducted at the other party's place of business during normal business hours and with reasonable prior written notice; and iv) the audit is not conducted more than once per calendar year.

6       EXCLUSIVITY.

        6.1 Pets.com shall be the exclusive Pet Retail Company associated with the PetPlace.com Site in that no banner advertisements, sponsorships, promotions or any other advertising, promotional or editorial content of any Pet Retail Company other than Pets.com shall appear on the PetPlace.com Site during the term of this Agreement. In addition, PetPlace.com shall not promote any Pet Retail Company other than Pets.com in any advertising, promotional or public relations materials in any form or medium. Petplace.com further agrees not to market or sell pet related products to consumers in competition with Pets.com. Notwithstanding the previous sentence, if Petplace.com recommends a pet related product to Pets.com and Pets.com chooses not to sell that product at the Pets.com Site, then PetPlace.com may sell that product at the Petplace.com Site.

        6.2 PetPlace.com shall be the exclusive Online veterinary service provider associated with the Pets.com Site in that no banner advertisements, sponsorships, promotions or any other advertising or promotional content of any Online veterinary service provider other than PetPlace.com shall appear on the Pets.com Site during the term of this Agreement. In addition, Pets.com shall not promote any Online veterinary service provider other than Petplace.com in any advertising, promotional or public relations materials in any form or medium. Pets.com further agrees not to provide a revenue generating Online veterinary service in competition with PetPlace.com. Notwithstanding the foregoing, Petplace.com acknowledges that Pets.com currently provides and shall continue to provide pet care information content supplied by veterinarians at no cost to users on the Pets.com Site, provided such content is not directly competitive with PetPlace.com. PetPlace.com acknowledges, however, that the pet care information offered at the Pets.com Site as of the Effective Date, and any information offered


[*] CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
    SEPARATELY WITH THE SEC.


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thereafter at the same or a lesser level of service or content, shall not be considered directly competitive with PetPlace.com within the meaning of this
Section 6.2.

7.      JOINT MARKETING AND PROMOTION.

        7.1     PETS.COM OBLIGATIONS.

               (a) PUBLIC RELATIONS. Pets.com will develop and execute against a public relations plan during the first twelve (12) months of this Agreement which includes but is not limited to: (i) a specific press release announcing the relationship pursuant to this Agreement; (ii) a press tour for Julie Wainwright and Jon Rappaport targeting key Internet, consumer and business press such as for example CNN, MSNBC, Wall Street Journal, NY Times and ZDTV and other consumer magazines; and (iii) continued mention of Petplace.com as part of Pets.com's ongoing press materials. Pets.com estimates that it will deliver to Petplace.com 200 million impressions as a result of these efforts.

               (b) TELEVISION. Pets.com will develop a specific television advertisement highlighting PetPlace.com and will run this advertisement as part of Pets.com normal media buy during the first twelve (12) months of this Agreement. Pets.com estimates that it will deliver to Petplace.com 100 million impressions from such a television advertisement.

               (c) EMAIL NEWSLETTER. Pets.com will feature PetPlace.com in its regular newsletter to its installed base once per month. Pets.com estimates that it will deliver to PetPlace.com 10 million impressions from its newsletter during the first twelve (12) months of this Agreement.

               (d) MAGAZINE. To the extent that Pets.com publishes a magazine, it will include a full page advertisement of PetPlace.com in the first quarter Year 2000 edition of the magazine. PetPlace.com shall provide the print advertising to Pets.com which shall meet the magazine's technical specifications by the required insertion date. Pets.com estimates its circulation to be at least 500,000 copies for this edition.

               (e) PETS.COM IN-BOX SHIPMENTS. Pets.com will periodically insert PetPlace.com information into the shipments to its customers. The content of such PetPlace.com information will be mutually agreed by the parties. Pets.com estimates that it will insert Petplace.com information into shipments delivering one (1) million impressions during the first twelve (12) months of this Agreement.

               (f) AMAZON PROMOTIONS. Pets.com will include references to PetPlace.com in its periodic Amazon in-box inserts and/or Amazon email newsletters. Pets.com estimates that it will include references in Amazon promotions that will deliver to PetPlace.com 11 million impressions during the first twelve (12) months of this Agreement.

               (g) EDITORIAL CONTENT VENUE. Pets.com will create a credited venue for editorial content to be supplied by PetPlace.com that will allow consumers to see PetPlace.com as an authority on pet medical issues. Pets.com estimates that it will deliver to


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PetPlace.com between five (5) and ten (10) million impressions through the editorial content venue during the first twelve (12) months of this Agreement.

        7.2 MINIMUM IMPRESSIONS. Pets.com agrees to make commercially reasonable efforts to deliver to PetPlace.com the [estimated number of impressions], where applicable, as set forth in Section 7.1.

        7.3 PETPLACE.COM OBLIGATIONS. PetPlace.com agrees to make commercially reasonable efforts develop a mutually acceptable marketing and promotional plan within three (3) months of the Effective Date which shall be attached hereto as Exhibit B.

        7.4 QUARTERLY MEETINGS. The parties agree to have quarterly meetings to review and, if necessary, revise each party's respective marketing and promotional efforts to ensure that the mutual interests and objectives of both parties are met.

8. EQUITY INVESTMENT. The effective execution of this Agreement is conditioned upon the execution and delivery of a separate stock purchase agreement by the parties being entered into on or around the Effective Date. Notwithstanding the preceding sentence, Section 12.1 regarding confidentiality shall be effective immediately.

9.      ADDITIONAL OBLIGATIONS.

        9.1 USER DATA AND INFORMATION. Both parties agree to share with the other party at no cost any user data or information collected through their respective Sites which have been affirmatively opted in by the user (with the opt-in occurring at either the Pets.com or PetPlace.com Site), subject to any applicable privacy or other laws.

        9.2 ANGELL MEMORIAL ENDORSEMENT. Petplace.com agrees to consider the endorsement of a private label food product supplied and distributed by Pets.com. PetPlace.com will also use its commercially reasonable efforts to gain endorsement from Angell Memorial.

        9.3 CONSUMER MEDICAL QUESTIONS. Pets.com agrees to forward all email medical questions from users to Petplace.com and provided that PetPlace.com responds within twenty-four (24) hours to such questions. PetPlace.com agrees to provide two (2) free consultations to any such users as a special offer to Pets.com users.

        9.4 PRODUCT SUPPLY CATALOG. Pets.com shall provide (or make available) to PetPlace.com current electronic versions of its product supply catalog data. The format, technical specifications and process for providing such catalog shall be mutually agreed to by the parties.

        9.5 IMPLEMENTATION/COOPERATION. During the term, the parties will cooperate in good faith and use commercially reasonable efforts to establish and implement procedures and processes for proposing, creating, approving and performing the obligations under this Agreement.


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10.     TERM AND TERMINATION.

        10.1 TERM. This Agreement will become effective as of the Effective Date and. unless sooner terminated as otherwise provided herein, or as otherwise mutually agreed, shall remain effective for a period of three (3) years from the Launch Date.

        10.2 LAUNCH DATE. Pets.com shall have the right to terminate this Agreement upon written notice to PetPlace.com in the event that the Launch Date has not occurred by June 1, 2000.

        10.3 TERMINATION FOR INSOLVENCY AND CAUSE. This Agreement may be terminated at any time by a party, effective immediately upon notice, if the other party: (a) undergoes an insolvency proceeding that is not dismissed within ninety (90) days; (b) files a petition in bankruptcy, (c) makes an assignment for the benefit of its creditors, or (d) breaches any of its material responsibilities or obligations under this Agreement, which breach is not remedied within thirty (30) days from receipt of written notice of such breach.

        10.4    EFFECT OF TERMINATION. Upon expiration or termination of this
Agreement: (a) each party shall return or, at the disclosing party's request destroy, the Confidential Information of the other party, (b) all licenses granted herein shall terminate and (c) Sections 10.4, 12, 13, 14, 15 and 17 shall survive.

11.     LICENSES.

        11.1 GRANT OF LICENSE BY PETPLACE.COM. Subject to the terms and conditions of this Agreement, PetPlace.com hereby grant Pets.com a nonexclusive, royalty-free, worldwide license to use, reproduce, publicly display, publicly perform, distribute and transmit the PetPlace.com Marks on the Pets.com Site and in other promotional materials solely to the extent necessary to perform its obligations under this Agreement, and provided that any such use will comply with any brand usage guidelines communicated by PetPlace.com to Pets.com in writing.

        11.2 GRANT OF LICENSE BY PETS.COM. Subject to the terms and conditions of this Agreement, Pets.com hereby grants PetPlace.com a non-exclusive, royalty-free, worldwide license to use, reproduce, publicly display, publicly perform, distribute and transmit Pets.com Marks on the PetPlace.com Site and in other promotional materials solely to the extent necessary to perform its obligations under this Agreement, and. provided that any such use of will comply with any brand usage guidelines communicated by Pets.com to Petplace.com in writing.

        11.3 RESERVED RIGHTS. Without limiting the foregoing, each party reserves all rights other than those expressly granted in this Agreement, and no licenses are granted except as expressly set forth herein.


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12.     PROPRIETARY INFORMATION.

        12.1 CONFIDENTIALITY. PetPlace.com and Pets.com each agree to retain in confidence the non- public terms in this Agreement and all other non-public information and know-how disclosed pursuant to this Agreement which is either designated as proprietary and/or confidential, or by the nature of the circumstances surrounding disclosure, should reasonably be understood to be confidential ("Confidential Information"). Each party agrees to: (a) preserve and protect the confidentiality of the other party's Confidential Information;
(b) refrain from using the other party's Confidential Information except as contemplated herein; and (c) not disclose such Confidential Information to any third party except to employees as is reasonably required under this Agreement (and only subject to binding use and disclosure restrictions at least as protective as those set forth herein executed in writing by such employees). Notwithstanding the foregoing, either party may disclose Confidential Information of the other party which is: (i) already publicly known; (ii) discovered or created by the receiving party without reference to the Confidential Information of the disclosing party, as shown in records of receiving party; (iii) otherwise known to the receiving party through no wrongful conduct of the receiving party, or (iv) required to be disclosed by law or court order. Moreover, either party hereto may disclose any Confidential Information hereunder to such party's agents, attorneys and other representatives or any court of competent jurisdiction or any other party empowered hereunder as reasonably required to resolve any dispute between the parties hereto.

        12.2    OWNERSHIP.

               (a) BY PETS.COM. As between Pets.com and PetPlace.com, Pets.com will have and retain full and exclusive right, title and ownership interest in and to Pets.com's Marks, together with any Intellectual Property Rights thereto.

               (b) BY PETPLACE.COM. As between Petplace.com and Pets.com, PetP1ace.com will have and retain full and exclusive right, title and ownership interest in and to PetPlace.com's Marks, together with any Intellectual Property Rights thereto.

13.     REPRESENTATION AND WARRANTIES.

        13.1 BY EACH PARTY. Each party represents and warrants to the other that: (a) such party has the full right. power and authority to enter into this Agreement and to perform the acts required of it hereunder; (b) the execution of this Agreement by such party, and the performance by such party of its obligations and duties hereunder, do not and will not violate any agreement to which such party is a party or by which it is otherwise bound; and (c) when executed and delivered by such party, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

        13.2 NO ADDITIONAL WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE ACTIVITIES AND SERVICES CONTEMPLATED BY


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THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A
PARTICULAR PURPOSE OR NON-INFRINGEMENT AND ANY IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

14.     INDEMNIFICATION

        14.1 INDEMNIFICATION BY PETS.COM. Pets.com agrees, at its own expense, to defend or at its option to settle any claim or action brought against PetPlace.com arising out of or relating to a claim that: (a) use of Pets.com's Marks in accordance with the terms of this Agreement infringes a third party copyright or trademark, (b) any content on the Pets.com Site infringes the Intellectual Property Rights of a third party, is obscene or defamatory, violates any law or regulation, or breaches the rights of any person or entity, including, without limitation, rights of publicity, privacy or personality, and/or (c) results from a breach or alleged breach by Pets.com of any representation or warranty contained in Section 13.1; and Pets.com will indemnify PetPlace.com against any and all losses, damages, suits, judgments, costs and expenses (including litigation costs and reasonable attorneys' fees) arising under any such claim or action; provided that Petplace.com provides Pets.com with: (i) prompt written notice of such claim or action, (ii) sole control and authority over the defense or settlement of such claim or action (provided that Pets.com shall not enter into any settlement which materially affects PetPlace.com's rights without PetPlace.com's prior written consent), and
(iii) proper and full information and reasonable assistance to defend and/or settle any such claim or action.

        14.2 INDEMNIFICATION BY PETPLACE.COM. Petplace.com agrees, at its own expense, to defend or at its option to settle any claim or action brought against Pets.com arising out of or relating to a claim that: (a) use of PetPlace.com's Marks in accordance with the terms of this Agreement infringes a third party copyright or trademark, (b) any content on the Petplace.com Site infringes the Intellectual Property Rights of a third party, is obscene or defamatory, violates any law or regulation, or breaches the rights of any person or entity, including, without limitation, rights of publicity, privacy or personality, and/or (c) results from a breach or alleged. breach by Petplace.com of any representation or warranty contained in Sections 13.1; and Petplace.com will indemnify Pets.com against any and all losses, damages, suits, judgments, costs and expenses (including litigation costs and reasonable attorneys' fees) arising under any such claim or action, provided that Pets.com provides PetPlace.com with: (i) prompt written notice of such claim or action, (ii) sole control and authority over the defense or settlement of such claim or action (provided that PetPlace.com shall not enter into any settlement which materially affects Pets.com's rights without Pets.com's prior written consent), and (iii) proper and full information and reasonable assistance to defend and/or settle any such claim or action.

15. LIMITATION OF LIABILITY. EXCEPT FOR LIABILITY ARISING UNDER SECTION 14, UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE THEORY OF


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
LIABILITY), ARISING FROM ANY PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY.

16.     RESTRICTION ON CHANGE OF CONTROL OF PETPLACE.COM. PetPlace.com shall not
(i) sell, license or otherwise transfer or make available for distribution or resale any of its assets, including services, content or products, related to Online veterinary services or related to its obligations under this Agreement directly to a Pet Retail Company, or (ii) effect any transaction or series of related transactions (by means of a merger, consolidation, issuance of stock or otherwise) with a Pet Retail Company in which the Pet Retail Company holds or has the right to hold more than thirty percent (30%) of the voting power of PetPlace.com's outstanding equity, without the prior written consent of Pets.com; provided that the foregoing consent requirement shall terminate on the earlier of (x) the second anniversary of the Effective Date, or (y) the closing of PetPlace.com's initial public offering of its capital stock resulting in aggregate proceeds of at least ten million dollars ($10,000,000), or (z) sixty
(60) days after Pets.com shall make a bona fide written offer to PetPlace.com to effect any of the transactions specified in clauses (i) or (ii) above, except that written offers that arise from the transactions between the parties under this Agreement shall not effect a transaction under clause (i) above.

17.     MISCELLANEOUS.

        17.1 ARBITRATION. Any dispute, claim or controversy of any kind arising in connection with, or relating to, this Agreement, except for a dispute, claim or controversy arising under Sections 11 or 12, shall be resolved exclusively by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, by three (3) arbitrators appointed in accordance with said rules. Judgment on the award rendered by the arbitrators may be entered into any court of competent jurisdiction.

        17.2 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice. Either party may change its address for notice purposes hereof on written notice to the other party in accordance with this Section 17.2.


        To Pets.com, Inc.                   To PetPlace.com, Inc.
        Pets.com, Inc.                      PetPlace.com, Inc.
        435 Brannan Street, Suite 100       71 Broadway, Suite 22A
        San Francisco, CA 94107             New York. New York 10006
        Attention: Julie Wainwright         Attention: Jon Rappaport
        Phone: 415.222.9999                 Phone: 212.

        Fax:415.222.9998                    Fax:  212.


        17.3 COSTS AND EXPENSES. Except as express provided in this Agreement elsewhere, each party will be responsible for all costs and expenses incurred by such party in performing its obligations under this Agreement.

        17.4 NO JOINT VENTURE OR AGENCY. Nothing in this Agreement shall constitute or create a joint venture, partnership, or any other similar arrangement between Pets.com and PetPlace.com. Neither party is authorized to act as agent or bind the other party except as expressly stated in this Agreement.

        17.5 ASSIGNMENT. Neither party may transfer or assign any rights or delegate any obligations hereunder, in whole or in part, whether voluntarily or by operation of law, without the prior written consent of the other party except to an acquirer of all or substantially all of that party's business or assets (but PetPlace.com's right to transfer or assign to such an acquirer shall be subject to Section 16 hereof). Any purported transfer, assignment or delegation in violation of the foregoing will be null and void and of no force or effect.

        17.6 HEADINGS. Sections, titles or captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any of its provisions.

        17.7 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        17.8 ENTIRE AGREEMENT. This Agreement together with any Exhibits contains the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior and/or contemporaneous agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

        17.9 GOVERNING LAW. This Agreement will be governed by and interpreted under the laws of the State of California, without giving effect to applicable conflicts of law principles.

        17.10 AMENDMENT. This Agreement may not be amended or modified by the parties in any manner, except by an instrument in writing signed on behalf of each of the parties to which such amendment or modification applies by a duly authorized officer or representative.

        17.11 WAIVER. Any of the provisions of this Agreement may be waived by the party entitled to the benefit thereof. Neither party will be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the waiving party, and then only to the extent specifically set forth in such writing. A waiver with reference to one event will not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

        17.12 RECOVERY OF COSTS AND EXPENSES. If either party brings an action against the other party to enforce its rights under this Agreement, the prevailing party will be entitled to recover its costs and expenses, including, without limitation, attorneys' fees and costs incurred in connection with such action, including any appeal of such action.

        17.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if both parties hereto had signed the same document. All counterparts will be construed together and will constitute one agreement.



                           [SIGNATURE PAGE TO FOLLOW]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers or representatives as of the Effective Date.


PETS.COM, INC.

By:        /s/ Julie Wainwright
    -------------------------------
Title:         CEO
      -----------------------------
Date:          9.17.99
     ------------------------------


PETPLACE.COM, INC.

By:        /s/ Jon J. Rappaport
   -------------------------------
Title:         CEO
      ----------------------------
Date:          9.17.99
     -----------------------------

                                    EXHIBIT A

                              PET RETAIL COMPANIES
                (INCLUDES BOTH ONLINE AND OTHER RETAIL BUSINESS)


Aardvark Pet Supplies                         PetFood Direct.com
Acme Pet                                      Petland
AllPets                                       PetMarket.com
Animal Krackers                               Petopia
Animal Mall                                   Petpetspets.com
Animals Mall                                  Pets 4 Your Home
Arcata Pet Online Pet Supplies                Pets Warehouse
Coolpetstuff.com                              PetsForum Group Electronic Mall
DogToys.com                                   Petsmart
Fosters and Smith                             Petsmart.com
Healthypets.com                               Petstore.com
Home Grocer                                   RC Steele
K-Mart                                        Sammy's
KV Pet Supply                                 Streamline
Noah's Pet Supplies                           Target
Paws-itive Choice                             Vet Mall
Peapod                                        Vin.com
Pet Corral                                    WalMart
Pet Expo                                      WebVan
Pet Expo Discount                             Wholesale Pet Shop
Pet Express
Pet Haven
Pet Med Express
Pet Planet
Pet Quarters
Pet Vet Discount Pet Supplies
Pet World Online
Petco
PetCrazy.com
Petfinder.org